Exhibit 10.7

MYFIZIQ EMPLOYMENT AGREEMENT

Date of Agreement 01 of January 2021

PARTIES

MyFiziq Limited, ABN 85 602 111 115 of Suite 5, 71-73 South Perth Esplanade, South Perth, Western Australia, 6151 (“MyFiziq”, “MYQ” or the “Company”),

William Bradford of 1837 Tamarack Street, Westlake Village, CA 91361 (the “Employee”).

RECITALS

The Company wishes to employ the Employee on a permanent full-time basis in the Position, and the Employee wishes to be employed by the Company in the Position on that basis, on the following terms and conditions (“Agreement”).

THE PARTIES AGREE AS FOLLOWS:

1. Position	Chief Business Officer

2. Commencement Date	19th of January 2021.

3. Manager	CEO, Vlado Bosanac

4. Reporting & Responsibilities continuation

i.       As set out in consultancy agreement dated 16th October 2019.

ii.       make introductions to a minimum of 4 Substantial Organisations (as defined in clause 3) per annum that result in execution by the Company of a binding agreement (whether term sheet or otherwise);

iii.      negotiate and procure agreements for the implementation of the MyFiziq technology;

iv.      work with the CEO and management to develop an agreed upon target list of Substantial Organisations;

v.       identifying new sales leads;

vi.       pitching the Company’s products and/or services;

vii.     maintaining fruitful relationships with existing US customers of the Company;

viii.    researching organisations and individuals online (especially on social media) to identify new leads and potential new markets for the Company;

ix.      contacting potential clients of the Company via email or phone to establish rapport and organize meetings;

x.       planning and overseeing new marketing initiatives for the Company;

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xi.      attending conferences, meetings, and industry events as a representative of the Company;

xii.     assisting the Company with the preparation of PowerPoint presentations and sales material;

xiii.    contacting clients of the Company to inform them about new developments in the Company’s products;

xiv.    developing pricing and proposals appropriate for individual Company client needs;

xv.     in the event of client testing, training personnel and helping team members develop their knowledge and technical efficiencies;

xvi.    assisting the Company in maintaining healthy relationships with clients; and

xvii.   writing reports and provide feedback to the CEO and senior management of the Company.

xviii.       Any other activities as directed by the Employees Manager.

5. Compensation	The commencing salary will be USD$180,000 per annum, paid monthly. The maximum ordinary working week is 38 hours, with no provision for over-time. Any overtime must be prior approved in writing by your Manager.

5.1 Remuneration	As part of the Employee’s remuneration package, the Company, subject to receipt of shareholder approval in general meeting, will:

i.       The company will maintain the agreement already in place with Tamaracj Media LLC and the shares to be issued under the criteria, previously agreed and set out.

ii.       In addition, MyFiziq will issue up to 1,000,000 Performance Rights to the Employee (or its nominee) on the terms set out in the Company Performance Rights Plan, which will include a separate Offer Letter to the Employee, as well as the Performance Rights to be issued at the key milestone’s below, which shall come with a 12 month escrow/ lock up period. The employee must complete a full year of service in the company to achieve the milestone for each consecutive year, and then be convertible into ordinary shares in the Company (on a one for one basis) as follows:

-  Milestone 1 – Execution of this Agreement, 250,000 Performance Rights; and

-   Milestone 2 – 12 months from the date this Agreement’s execution date, and provided the Employee is still employed by the Company, 250,000 Performance Rights; and

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- Milestone 3 – 24 months from the date this Agreement’s execution date, and provided the Employee is still employed by the Company, 250,000 Performance Rights; and

- Milestone 4 – 36 months from the date this Agreement’s execution date, and provided the Employee is still employed by the Company, 250,000 Performance Rights; and

3.1 Performance Rights

In consideration for the services to be provided by the Employee under this engagement, the Company will, issue up to 5,000,000 Performance Rights to the Employee (or its nominee) on the terms set out in Schedule 1 to this agreement which shall vest and be convertible into ordinary shares in the Company (on a one for one basis) as follows:

(a) every time the Company enters into a binding agreement (term sheet or otherwise) with a Substantial Organisation, 250,000 of the Performance Rights will vest; and

(b) in the event the Company has not entered into a minimum of four (4) binding agreements (term sheet or otherwise) with Substantial Organisations in every 12-month period, then, at the election of the Company, all remaining Performance Rights held by the Employee will lapse;

and:

(c) subject to paragraph (d) below, if the Mandate is validly terminated in accordance with its terms:

(i) any unvested Performance Rights shall remain in existence for a period of 12 months (Run Off Period);

(ii) in the event the Company is acquired, during the Run Off Period, by one of the Substantial Organisations that has been introduced by the Employee prior to the date of termination, then all unvested Performance Rights shall automatically vest;

(iii) the Employee will no longer be able to achieve vesting of any unvested Performance Rights by achieving the criteria set out in clause 3.1(a) (because the Employee will no longer be performing any services for the Company); and

(iv) at the end of the Run Off Period, all unvested Performance Rights shall automatically lapse, unless the period is extended by mutual agreement; and

(d) in the event the Company terminates this Mandate in accordance with clause 4.1, all unvested Performance Rights will automatically lapse.

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All shares and performance right are issued under the Australian capital structure and we be required to comply with any share split or reduction as undertaken by the company with the anticipated NASDAQ listing. These shares and performance rights will not be treated any differently to those of the current executive team.

For the purposes of this clause, a “Substantial Organisation” means any company or organisation that is introduced by the Employee or the Company agrees is a target and which company or organisation must, unless otherwise agreed to by the Company, have a minimum of 1.5m monthly active users or followers that results in an undertaking from the company or organisation to deliver a minimum of 500,000 paid active users / subscribers to the Company within the first 24 month contract period with the Company.

3.2 Out of Pocket Expenses

Under the terms and conditions of this Mandate, the Company will be responsible for all reasonable out-of-pocket expenses incurred by the employee during completing the Services. The Employee will require written consent from the Company prior to incurring expenses greater than USD$500.

3.3 Employee to pay all taxes etc

The remuneration set out in clause 3.1 is inclusive of all taxes and any taxes, levies, imposts, deductions, charges, withholdings and duties imposed by any authorities on any matter relating to or connected with the employment fee shall be for the account of the Employee and the Employee shall indemnify and hold the Company harmless against any liability for the same.

4. TERMINATION OF ENGAGEMENT

4.1 Termination without prior notice

The engagement with the Company may be terminated without notice if the Employee is guilty of serious misconduct, that is, misconduct of a kind such that it would be unreasonable to require the Company to continue the engagement during any notice period. Examples of such misconduct include if at any time the Employee:

(a) is affected by alcohol to a degree where, in the Company’s reasonable opinion, it cannot fully perform its duties;

(b) is convicted of any criminal offence other than an offence which in the reasonable opinion of the Company does not affect its position as employee to the Company;

(c) is guilty of any grave misconduct or wilful neglect in the discharge of its duties;

(d) commits any serious or persistent breach of any of the provisions contained in this agreement; or

(e) becomes of unsound mind or under the control of any committee or officer under any law relating to mental health.

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4.2 Termination with notice

The Company may terminate the engagement by giving 60 days written notice in the following situations:

(a) the Company deems in its sole and absolute discretion that the Employee’s services are no longer required, or the Employee’s performance is inadequate; or

(b) the Employee’s position becomes redundant.

4.3 Termination by the Employee

The Employee may terminate the engagement by giving at least 4 weeks’ written notice to the Company.

4.4 Effect of termination

Upon termination of the engagement with the Company:

(a) the Company’s and the Employee’s rights and obligations shall, subject to clauses 4.4(b) and 5, be at an end and the Company and the Employee shall be free of and discharged from all liabilities under this agreement except for the performance of those covenants and agreements (if any) which should have been performed prior to the termination of this agreement and all damages for breach of the same;

(b) the Employee shall immediately return to the Company all originals and copies of documents, records, notebooks and the like, in its possession, containing confidential information for the purposes of clause 5; and

(c) all unvested Performance Rights shall immediately lapse.

5. COVENANTS, REPRESENTATIONS AND WARRANTIES

5.1 Confidential Information

The Employee shall not, except as authorised by the Company or required by its duties, reveal to any person, any of the trade secrets, secret or confidential operations, processes or dealings or any information concerning the organisation, business, finances, transactions or affairs of the Company or any of its subsidiaries or related corporations (Confidential Information) which may come to its knowledge during its engagement and shall keep with complete secrecy all Confidential Information entrusted to it and shall not use or attempt to use any such information in any manner which may injure or cause loss, either directly or indirectly, to the Company or to the business carried on by the Company or which may be likely to do so. This restriction shall continue to apply after the termination of this agreement without limit in point of time but shall cease to apply to any information which may come into the public domain otherwise than as a result of breach of this clause.

5.2 Non-Competition

The Employee will not, and the Employee will do everything within its power to ensure the Approved Person does not, during the Term and for the period of 3 months from the expiry of the Term (unless otherwise approved in writing by the Company):

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(a) solicit the custom of, or accept or carry out any work for any of the clients, customers or suppliers of the Company; or

(b) employ or engage any person who was or in the 12 months prior to the expiry of the Term an employee, agent or contractor of the Company. The Company and the Employee acknowledge that the inclusion of this clause is to protect the goodwill of the Company and the income of the Company and any breach of this clause will cause significant loss and damage to the business of the Company and the Company may, if appropriate, seek injunctive relief. The parties further acknowledge that the restraint is reasonable in the circumstances.

5.3 Company Property

The Employee shall not, without the prior written consent of the Company, remove any property of the Company from the workplace and, for this purpose, the Employee acknowledges that, upon the Company forming a reasonable suspicion that the Employee may be removing company property from the workplace, the Company may, through its officers, employees or delegates, inspect the Employee’s personal property while it is on Company premises for security reasons.

5.4 Personal Belongings

The Employee agrees and acknowledges that all of its personal belongings, either in the office premises, in transit or on site, are not covered by the Company’s insurance.

5.5 Computer Software

The Employee acknowledges that the Company uses various computer software under licence which may not be reproduced or copied in any way, unless specifically approved by the Company.

6. PRICE SENSITIVE INFORMATION

6.1 Acknowledgment

The Employee acknowledges that in the course of carrying out the services as an employee to the Company, it may receive Confidential Information, including information which a reasonable person would expect to have a material effect on the price or value of securities of a body corporate and the expression “material effect on the price or value” will have the meaning given under section 1042D of the Corporations Act (Price Sensitive Information), affecting the Company and clients of the business. Any disclosure, communication, use or misuse of Price Sensitive Information may have very serious implications for the Company and for the Employee including, investigation by the Australian Securities and Investments Commission, possible criminal prosecution and possible civil actions.

6.2 Termination if Breach

The Employee acknowledges that the Company has the right to terminate the engagement without notice if the Employee discloses, communicates, uses or misuses Price Sensitive Information without the prior written consent of the Board except to the extent that the Employee is required by law to disclose, communicate or use it.

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7. COMPLIANCE WITH STATUTES

7.1 Compliance

The Employee acknowledges the existence of and agrees to comply with the following relevant laws during its engagement with the Company:

(a) workplace health and safety laws which, among other things, place a positive obligation on you as an employee to, among other things, comply with all safety instructions, use protective equipment and not wilfully place at risk the health and safety of others or yourself;

(b) anti-discrimination laws which prohibit, among other things, sexual harassment, racial discrimination, discrimination on the basis of marital status, age, pregnancy, political belief or activity, sex, trade union activity, impairment, lawful sexual activity, religion, breastfeeding and parental status;

(c) health laws which prohibit, among other things, causing premises to be a nuisance, injurious or prejudicial to public health or a workplace that is not in a clean state or that is not ventilated or overcrowded; and

(d) corporations laws which, among other things, place a positive obligation on officers of a corporation to act honestly and use reasonable care and diligence, not to make improper use of information acquired by virtue of their position, make improper use of their position to gain directly or indirectly an advantage for themselves or for any other person or to cause detriment to the corporation.

7.2 Notification

The Employee must immediately notify the Company of any event which may be or may lead to a breach of any law, including the laws set out at clause 7.1 above, of which it becomes aware or ought to be aware.

8. INSURANCE

8.1 Employee to maintain insurance

The Employee shall procure and maintain throughout the engagement at its own cost and expense the following insurances:

(a) workers’ compensation/employers’ indemnity insurance as required under any relevant laws;

(b) any additional insurance required by law.

MYFIZIQ EMPLOYMENT AGREEMENT

8.2 Insurers to be acceptable

All insurances pursuant to this clause 8 shall be effected within insurers approved by the Company on terms and conditions acceptable to the Company and the Employee shall upon request provide the Company with a copy of each policy.

9. INDEMNITY

9.1 By the Employee

The Employee will indemnify the Company and of its related bodies corporate to which they are providing services against all claims, losses, actions, damages, costs and expenses whether arising from personal injury or death or damage to property caused to any person including but not by way of limitation employees and other servants or agents of the Employee to the extent caused directly or indirectly by any negligent act or omission of the Employee or their sub-contractors or servants in breach of this agreement.

9.2 Survival of clause

The provisions of this clause 9 shall survive termination of this agreement as well as completion of any services performed under this agreement.

10. RELATIONSHIP

The relationship between the Company and the Employee is that of principal and contractor. Nothing in this agreement shall be taken as constituting the Employee an employee or servant of the Company or any of its related bodies corporate.

11. DELEGATION AND ASSIGNMENT

This agreement is personal to the parties and:

(a) the Employee will not delegate the performance of the duties set out in this agreement to any employee or agent of the Employee without the prior written consent of the Board or any nominee of the Board (other than Mr William Bradford); and

(b) this agreement will not be assigned by either party without the prior written consent of the other party.

12. PRIOR AGREEMENT SUPERSEDED

This agreement supersedes and replaces any prior written or verbal agreement between the parties.

13. AGREEMENT TO ARBITRATE & GOVERNING LAW

Any disputes arising from or related to this contract shall be resolved by arbitration pursuant to the International Arbitration Rules of the International Centre for Dispute Resolution. The Expedited Procedures in Article E of those Rules shall apply, regardless of the amount that is claimed. The legal seat of the arbitration shall be determined by the International Centre for Dispute Resolution of Western Australia, but the parties agree that any hearing may be conducted by phone or videoconference, with no need for any in-person appearances. This agreement, including this arbitration agreement, shall be governed by and construed in accordance with the State of Western Australia. The arbitration shall be held, and the award rendered, in the English language. The award rendered by the arbitrator[s] shall be final, non-reviewable, non-appealable, and binding on the parties and may be entered and enforced in the courts of Western Australia, and/or any court where a party or its assets is located, to whose jurisdiction the parties consent for the purposes of enforcing the award. Judgment on the award shall be final and non-appealable.

MYFIZIQ EMPLOYMENT AGREEMENT

14. VARIATION No modification or alteration of the terms of this agreement shall be binding unless made in writing dated subsequent to the date of this agreement and duly executed by the parties.

15. MISCELLANEOUS

15.1 Severance

If any provision of this agreement is invalid and not enforceable in accordance with its terms, all other provisions which are self-sustaining and capable of separate enforcement without regard to the invalid provision, shall be and continue to be valid and forceful in accordance with their terms.

15.2 Entire agreement

This agreement shall constitute the sole understanding of the Parties with respect to the subject matter and replaces all other agreements with respect thereto.

15.3 Counterparts

This agreement may be executed in any number of counterparts (including by way of facsimile) each of which shall be deemed for all purposes to be an original and all such counterparts taken together shall be deemed to constitute one and the same instrument.

15.4 Time

Time shall be of the essence in this agreement in all respects. I trust that the Employee and the Company will work together to build a long lasting and mutually rewarding relationship.

Yours sincerely

_______________________

Vlado Bosanac

CHIEF EXECUTIVE OFFICER

SCHEDULE

TERMS AND CONDITIONS OF MYFIZIQ LIMITED PERFORMANCE RIGHTS

The MyFiziq Limited Performance Rights are issued on the following terms and conditions:

(a) (Entitlement) Each Performance Right entitles the holder (Holder) to subscribe for one fully paid ordinary share in the capital of the Company (Share) upon satisfaction of the Milestones (defined below) and issue of the Conversion Notice (defined below) by the Holder.

MYFIZIQ EMPLOYMENT AGREEMENT

(b) (Notice of satisfaction of Milestones) The Company shall give written notice to the Holder promptly following satisfaction of any of the Milestones (defined below) or lapse of a Performance Right where the Milestones are not satisfied.

(c) (No voting rights) A Performance Right does not entitle the Holder to vote on any resolutions proposed by the Company except as otherwise required by law.

(d) (No dividend rights) A Performance Right does not entitle the Holder to any dividends.

(e) (No rights to return of capital) A Performance Right does not entitle the Holder to a return of capital, whether in a winding up, upon a reduction of capital or otherwise.

(f) (Rights on winding up) A Performance Right does not entitle the Holder to participate in the surplus profits or assets of the Company upon winding up.

(g) (Not transferable) A Performance Right is not transferable. (h) (Reorganisation of capital) If at any time the issued capital of the Company is reconstructed, all rights of a Holder will be changed in a manner consistent with the applicable ASX Listing Rules and Corporations Act at the time of reorganisation.

(i) (Application to ASX) The Performance Rights will not be quoted on ASX. However, the Company must apply for the official quotation of a Share issued on conversion of a Performance Right on ASX within the time period required by the ASX Listing

Rules.

(j) (Participation in new issues) A Performance Right does not entitle a Holder (in its capacity as a holder of a Performance Right) to participate in new issues of capital offered to holders of Shares such as bonus issues and entitlement issues.

(k) (No other rights) A Performance Right gives the Holder no rights other than those expressly provided by these terms and those provided at law where such rights at law cannot be excluded by these terms.

Conversion of the Performance Rights

(l) (Milestones) The ‘Milestones” shall be defined as achieving the vesting criteria set out in clause 3.1 of the Employeey Letter Agreement entered into between the Company and the Holder on 16th October 2019.

(m) (Term) Each Performance Right shall have a term of four (4) years, subject to any conditions relating to earlier lapsing.

(n) (Conversion Notice) A Performance Right may be converted by the Holder giving written notice to the Company (Conversion Notice) within twelve months from the date of the achievement of each of the Milestones. No payment is required to be made for conversion of a Performance Right to a Share.

MYFIZIQ EMPLOYMENT AGREEMENT

(o) (Obligation not to dispose) For the period of 12 months from the date of the conversion under (n) above, the new Shares will be incapable of being disposed of or sold by the Holder and will be subject to a holding lock imposed by the Company (unless otherwise agreed to by the Company).

(p) (Lapse) If the Milestones are not achieved by the required date or the Conversion Notice not given to the Company by the required date, then the relevant Performance Right will automatically lapse.

(q) (Issue of Shares) The Company will issue the Share on conversion of a Performance Right within 10 business days following the conversion or such other period required by the ASX Listing Rules.

(r) (Holding statement) The Company will issue the Holder with a new holding statement for any Share issued upon conversion of a Performance Right within 10 business days following the issue of the Share.

(s) (Ranking upon conversion) The Share into which a Performance Right may convert will rank pari passu in all respects with existing Shares.

6. Expenses

The Employee will be reimbursed all reasonable expenses supported by official receipts for payments made on behalf of the Company whilst carrying out the Employee’s duties provided, however, that any individual expense exceeding $500 must not be incurred without the prior written consent of the Company.

7. Appointment Basis

The Employee must provide all proper documentation to the Company to verify such expenses prior to reimbursement. The Employee must comply with all lawful directions of the Company in relation to incurring expenses on behalf of the Company, and shall not in any way pledge the credit of the Company except insofar as the Employee may have been expressly authorised by the Company either generally or in any particular incidence.

Full-time position.

As a professional qualified Employee, the Employee is required to exercise their specialised expertise, independent judgment and discretion to provide high-quality services and fulfill all reasonable work-related demands and requirements.

The Employee must comply with all lawful instructions given to them by their Manager, and any delegate of their Manager, and any policies instituted by the Company from time to time. The Company’s policies do not form part of this Agreement and do not give rise to any contractual rights for the Employee.

The Company may modify any of its policies at any time.

In the course of performing the Employee’s duties in the Position, the Employee shall use their best endeavors to promote, develop and protect the business interests and welfare of the Company.

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The Employee must not do anything which is harmful to the reputation or interests of the Company.

The Employee must work in a lawful, professional and competent manner and provide faithful service, and act in good faith in all its dealings with and on behalf of the Company.

8. Qualifications

The Employee warrants to the Company that they hold the qualifications and have the experience set out in their curriculum vitae provided to the Company prior to the Commencement Date, and that all information provided to the Company by the Employee in that curriculum vitae and in any employment application and/or in any job interview, is truthful, accurate, correct and complete.

The Employee warrants that in entering into this Agreement they will not be in breach of any obligations owed to any third parties.

The Employee warrants that they have not entered into, and will not enter into any agreement, that conflicts with their obligations owed to the Company under this Agreement.

9. Tenure and Review	The Company has appointed the Employee into the Position, and the Employee agrees to accept the appointment and the tenure, on the terms and conditions set out in this Agreement.

9.1 Probation Period

The Employee’s employment with the Company is subject to a six (6) month Probation Period from the Commencement Date of this agreement.

On and from the Commencement Date and during the Probation Period, either party may terminate this Agreement by providing the other with not less than two (2) weeks’ notice in writing. This clause does not affect the Company’s right to terminate the Agreement without notice in the event of serious misconduct by the Employee.

9.2 Employment Review

The Company will use its best endeavours to have the Employee’s engagement under this Agreement reviewed at the end of the Probation Period, and thereafter on or before 31 August each year. The Review will include such matters as determined by the Board, and may include,

i.       the Employee’s performance during the period prior to the review (including against performance indicators set by the CEO or the Board);

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ii.       the performance of the Company during the period prior to the review; and

iii.       the Employee’s remuneration relative to economic conditions prevailing in the state of California, USA and similar positions offered in the market.

9.3 Termination

i.       After the Probation Period, either party may at any time terminate this Agreement by providing the other with four (4) weeks’ prior written notice (“Notice Period”). The Company may choose, in lieu of requiring the Employee to work out the Notice Period, to make a payment to the Employee of an amount equivalent to the Employee’s Remuneration, pro rated for the Notice Period, or such higher amount prescribed by applicable legislation.

ii.       If at the time of termination by the Company the Employee has completed two years’ service and is aged over 45, the Employee will receive one (1) additional week of notice.

iii.       The Company shall not be required to provide any notice to the Employee in the case of dismissal for serious misconduct.

iv.       On cessation or termination of employment, the Employee is entitled to payment in lieu of the annual leave to which the Employee has become entitled during his or her employment with the Company, but which he or she has not taken.

v.       Upon cessation of the Employee’s employment with the Company, the Employee must deliver-up and/or destroy (as required by the Company), all and any Confidential Information and other property of the Company in the possession or control of the Employee, whether in hard copy or held in electronic form or otherwise.

vi.       Before and after cessation of the Employee’s employment with the Company, the Employee must not make any derogatory remark or statement about the Company or its personnel or any other remark or statement which may damage the reputation or goodwill of the Company.

vii.       Termination does not affect any accrued rights of either party.

10. Restrictions and Restraints of trade	In the interest of being fair and reasonable, MyFiziq is not looking to restrain the Employee from working in their respective field(s) post-employment with MyFiziq. MyFiziq is only seeking to restrict the Employee from being poached or moving to a competitor and assisting in creating any product that directly competes with MyFiziq for a period after employment with MyFiziq.

10.1 Restriction on Activities

On and from the Effective Date until the Employee’s employment ends in accordance with the Employee’s Employment Contract, or pursuant to applicable law, the Employee must work full-time for the Company, and without the prior written consent of the Company must not:

i.       work in, on or for any other business; or

ii.       commence, operate, invest directly or indirectly in, or obtain an interest in, any business that is in competition with the Company (provided that this clause shall not prevent the Employee from holding up to 10% of the shareholding in a publicly-listed company).

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10.2 Restraint Period and Area

The Restraint Period is as follows:

i.       twelve (12) months; or

ii.       if a court finds twelve (12) months unreasonable, nine (9) months; or

iii.       if a court finds nine (9) months unreasonable, six (6) months; or

iv.       if a court finds six (6) months unreasonable, three (3) months.

The Restraint Area is as follows:

i.       All MyFiziq patented countries; currently China, South Korea, Japan, Singapore, USA and Australia, this will expand to further countries as new patents are received; or

ii.       if a court finds all MyFiziq patented countries unreasonable, USA and Asia Pacific countries1. Or

iii.       if a court finds USA and Asia Pacific countries unreasonable, USA.

11. IT Devices

If the Employee is provided by the Company with access to, or possession of, any computer, smartphone device or other equipment for the use by the Employee, the Employee must take reasonable care to keep such devices and equipment secure and protected. The loss of any such device must be immediately reported by the Employee to the Company.

12. Surveillance

The Employee’s use of the Company’s information technology systems and email accounts will be subject to ongoing and continuous surveillance. Such surveillance will be conducted from the Commencement Date and at all times thereafter during the term of the Employee’s employment with the Company.

The Employee agrees and acknowledges that the Company may monitor and record all usage of any computer, smartphone device and/or e-mail address allocated to the Employee by the Company, and the Employee consents to the monitoring of all such devices and addresses.

The Employee further agrees and acknowledges that all e-mails and any files and other data transmitted by the Employee using any computer, smartphone device or email address allocated to the Employee, are the sole property of the Company.

13. Price Sensitive Information

The Employee acknowledges that in the course of carrying out the services pursuant to this Agreement the Employee may receive Confidential Information, including “Price Sensitive Information” (as per the Corporations Act 2001 (Cwth)) affecting the Company. Any disclosure, communication, or misuse of Price Sensitive Information may have very serious implications for the Company and/or the Employee, including possible criminal prosecution and possible civil actions against the Employee.

The Employee acknowledges that the Company has the right to terminate this Agreement without notice if the Employee discloses, communicates, or misuses Price Sensitive Information in the absence of the prior written consent of the Board, except to the extent that the Employee is required by law to disclose, communicate or use it.

1 For clarity Asia Pacific countries include countries in geographic regions Asia and Oceania as defined by the United Nations: https://unstats.un.org/unsd/methodology/m49/

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14. Annual Leave

Annual leave accrues progressively at a rate of 20 days per annum. The Employee’s annual leave may be taken once it is accrued at any time mutually acceptable to the Employee and the Company. Accrued annual leave should not accumulate in excess of 30 working days. If you reach this number of accrued annual leave days, the Company may direct you to take annual leave in accordance with the Fair Work Act 2009.

15. Personal/Carer’s Leave and Compassionate Leave

Personal/Carer’s Leave

Paid personal/carer’s leave accrues progressively at a rate of 10 working days per annum. The Employee’s personal/carer’s leave may be taken once it is accrued. No payment will be made for unused personal/carer’s leave following cessation of employment.

An Employee may take personal leave when he or she is ill or injured and unfit for work.

An Employee may take carer’s leave when he or she is required to provide care or support to a member of his or her immediate family or household who is ill, or injured, or experiencing an unexpected emergency.

The Company requires production of suitable evidence in support of any personal/carer’s leave absence.

Unpaid Carer’s Leave

The Employee is entitled to two days’ unpaid carer’s leave on each occasion such leave is required, provided the Employee’s paid personal/carer’s leave balance has been exhausted.

Compassionate Leave

The Employee is entitled to two days paid compassionate leave if a member of the Employee’s immediate family or household:

i. experiences a life-threatening illness or injury; or

ii. passes away.

16. Long Service Leave and Other Leave

The Employee is entitled to long service leave in accordance with the provisions of the Long Service Leave Act 1958 (WA). The Employee will be entitled to all other forms of leave provided by the Fair Work Act 2009.

17. Proprietary Information and Inventions

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17.1 Meaning of “Intellectual Property”

“Intellectual Property” (“IP”) means all industrial and intellectual property rights whether protectable by statute, at common law or in equity, including all copyright and similar rights which may subsist or may hereafter subsist in works or any subject matter, rights in relation to inventions (including all patents and patent applications), trade secrets and know-how, rights in relation to designs (whether or not registrable), rights in relation to registered or unregistered trade marks, circuit layout designs and rights in relation to circuit layouts, whether registered, registrable or unregistered, including:

i.       marks, logos, service marks, trade names, business names, internet domain names, slogans, symbols, brand names, copyright or other trade indicia;

ii.       all rights in information, know-how, processes, procedures, compositions, devices, methods, formulae, protocols, techniques, designs, drawings, trade secrets or data whether or not protectable by patent application design registration, copyright, whether unregistered, registered or registrable; and

iii.       any modifications, developments, adaptations, advancements, creations and derivations of any intellectual property,

but excludes non-assignable moral rights and similar non-assignable personal rights of authors and producers.

17.2 Current & New

i.       As a condition of employment, the Employee represents and warrants that they will immediately communicate to the Company any and all new literary and other new works and new subject matter including all new works, new processes, new inventions, new improvements, new innovations, new modifications, new designs, new discoveries, new trademarks and new trade secrets, however embodied, which the Employee may make either alone or in conjunction with others during the course of, in connection with or arising out of the Employee’s employment and in any way connected with matters specifically pertaining to the business and assets of MyFiziq, including MyFiziq joint ventures, partners and customers, for which the Company has been or is now or hereafter interested during the Employee’s employment (“Inventions”).

ii.       Any new Inventions or extension of the IP surrounding MyFiziq, including MyFiziq joint ventures, partners and customers, whether or not the Inventions are capable of being protected by copyright, letters patent, registered design or other protection (“Protection”), will be solely owned by the Company for development.

iii.       Any new Inventions, whether or not the Inventions are capable of being commercialised or able of Protection outside of those of MyFiziq, including MyFiziq joint ventures, partners and customers, will be first offered to the Company for first right of refusal. Further proceedings will only go forward if agreed by both the Employee and the Company.

MYFIZIQ EMPLOYMENT AGREEMENT

17.3 Co-operation in Obtaining Protection for Inventions

i.       If and whenever required to do so whether during or after cessation of the Employee’s employment, and at the expense of the Company or its nominee, the Employee will apply or join in applying for letters patent or other similar protection in Australia or in any other part of the world for content specifically pertaining to MyFiziq, including MyFiziq joint ventures, partners and customers where required. The Employee will immediately deliver-up to the Company full particulars concerning these matters and execute all instruments and do all things necessary for vesting the letters patent or other Protection when obtained, and all right and title to and interest in the same, in the Company or its nominee absolutely and as sole beneficial owner or in such other person as the Board requires.

ii.       The Employee appoints the Company to be their attorney in the Employee’s name and on the Employee’s behalf to execute any such instrument or thing and generally to use the Employee’s name for the purpose of giving to the Company or its nominee the full benefit of the provisions of this clause.

17.4 Information

Without limiting the generality of the above, and subject to not breaching any laws or breaching any other contractual obligations in existence or arising from time to time, the Employee represents and warrants that:

i.       the Employee will immediately inform the Company of any matter which may come to the Employee’s notice during the Employment which may reasonably be of interest or of any importance or use to the Company or its Subsidiaries and Related Corporations for content specifically pertaining to MyFiziq, including MyFiziq joint ventures, partners and customers;

ii.       the Employee will immediately communicate to the Company any proposals or suggestions occurring to the Employee during the Employee’s employment which may reasonably serve to further the business of the Company for content specifically pertaining to MyFiziq including MyFiziq joint ventures, partners and customers.

The Employee agrees the provisions of this clause survive the cessation of the Employee’s employment with the Company.

18. Confidentiality and Confidential Information

“Confidential Information” means any information (whether in written, electronic or any other form) in respect of the business and affairs of the Company and its clients, products, research and development projects, customers and suppliers that is not in the public domain including, without limitation, any document, record, computer file, customer or client information, product or service information, sales or financial information, project, contract, deal, discovery, invention, drawing, design, strategy, plan, data, report, process, proposal, budget, idea, formula, concept or know how.

MYFIZIQ EMPLOYMENT AGREEMENT

Confidential Information includes, but is not limited to:

i. trade secrets, financial information, designs, formulae, patterns, know-how, devices, inventions, secret or unpatented inventions, research, development, processes, techniques, machines, the identity and requirements of customers, the identity of suppliers and vendors, information received by the Company from third parties under obligation of confidentiality, strategic or financial plans, product pipeline information, financial data, sales and marketing plans and information, and compilations of information, records, and specifications used by the Company;

ii. information about the identity, contact details or requirements of the Company’s clients, prospective clients, suppliers or prospective suppliers;

iii. information belonging to, or concerning clients of the Company;

iv. any agreements, arrangements or terms of trade with a client, prospective client, supplier or prospective supplier;

v. the Company’s contractual, technical and production information; and

vi. the Company’s marketing plans, and marketing and sales techniques.

Confidential Information does not lose its confidential status merely because it was known by a limited number of persons or entities or because it did not originate entirely with the Company.

Confidential information also extends to the contents of this Agreement, including the Employee’s remuneration details.

Unless the Employee is authorised to do so by law, the Employee is not to divulge any information the Employee obtains as a consequence of and in the course of the Employee’s employment to any other third party, including to the media or the public generally, except and unless it is of a general nature and of general knowledge and the Employee does so as a consequence of the performance of the Employee’s responsibilities.

All knowledge and/or information, written or otherwise, related to the activities of the Company, including MyFiziq joint ventures, partners and customers, obtained by the Employee as a consequence and in the course of the Employee’s employment becomes the property of the Company, and unless otherwise authorized during the term of the Employee’s employment or thereafter, must not be divulged to any other source.

Upon cessation of the Employee’s employment with the Company, the Employee must return all papers, records, documents (including hard copy and digital copies) and any equipment that are in the Employee’s possession or control and relate to any of the foregoing.

The Employee represents and warrants to MyFiziq that there are no other agreements, written or oral, that would restrict the employee’s ability to perform the basic functions of the Employee’s job, including but not limited to non-compete, non-disclosure or similar agreements with prior employers. If there are such agreements, the Employee agree to immediately provide the Company with a copy of any such agreements(s) for the Company’s review. The Employee further agrees not to bring to the Company, use or disclose any trade secrets or other confidential / proprietary information of prior employers.

MYFIZIQ EMPLOYMENT AGREEMENT

The Employee agrees that they will not use, copy, transfer, destroy or remove from the Company’s premises, any Confidential Information without the prior written consent of the Company. This includes the use, copy, transfer, destruction or removal of Confidential Information at non-Company premises including the Employee’s home.

Without limiting the above provisions, the Employee must not license or otherwise exploit, directly or indirectly, any products or services which embody or are derived from Confidential Information without the prior written consent of the Company.

The Employee agrees the provisions of this clause survive cessation of the Employee’s employment with the Company.

19. Privacy	The Employee must comply with the Privacy Act 1988 (Cth) in respect of all personal information that comes into the possession or control of the Employee, or which the Employee accesses, during the course of the Employee’s employment in the Position.

20. Notices

i.       A notice under this Agreement may be given by hand delivery, post or email, using the address specified at the top of the first page of this Agreement, or the email address for the recipient’s representative specified in the Schedule, or such other latest address as a party may have provided to the Company during the course of employment.

ii.       Any notice issued by hand shall be deemed delivered upon delivery.

iii.       Any notice issued by post shall be deemed delivered 3 Business Days after posting if posted domestically, or 10 business days after posting if posted internationally.

iv.       Any notice issued via email shall be deemed to be delivered upon the email being sent, provided that if an email is sent out of business hours, it shall be deemed to be delivered at 9am on the next business day.

21. General

Amendment: This Agreement may only be amended by a written document signed by the parties.

Assignment: The Employee agrees and acknowledges that the Company may assign this Agreement to a related body corporate of the Company, or to an acquirer of the business of the Company upon notice to the Employee.

Severability: If any provision of this Agreement is deemed invalid by a court of competent jurisdiction, the remainder of this Agreement shall remain enforceable.

Counterparts: This Agreement may be executed in counterparts provided that no binding agreement shall be reached until the executed counterparts are exchanged.

Entire Agreement: This Agreement constitutes the entire agreement between the parties and to the extent possible by law, supersedes all prior understandings, representations, arrangements and agreements between the parties regarding its subject matter.

Jurisdiction: This Agreement will be interpreted in accordance with the laws in force in Western Australia. The parties irrevocably submit to the non-exclusive jurisdiction of the courts situated in Western Australia.

MYFIZIQ EMPLOYMENT AGREEMENT

Legal advice: The Employee acknowledges that they have had a reasonable opportunity to obtain independent legal advice regarding the contents of this Agreement prior to entering into this Agreement and has either obtained that advice or elected not to obtain it.

Flexible Working Arrangements: if eligible, the Employee may request flexible working arrangements. The Company may refuse a request on reasonable business grounds.

Fair Work Information Statement: The Employee acknowledges receipt of the Fair Work Information Statement annexed to this Agreement marked “Annexure A”.

22. Interpretation

In this Agreement:

i.       Headings and underlining are for convenience only and do not affect the construction of this Agreement.

ii.       A provision of this Agreement will not be interpreted against a party because the party prepared or was responsible for the preparation of the provision, or because the party’s legal representative prepared the provision.

iii.       Currency, US$ and USD refers to the currency of the United States of America.

iv.       A reference to a statute or regulation includes amendments thereto.

v.       A reference to a clause, subclause or paragraph is a reference to a clause, subclause or paragraph of this Agreement.

vi.       A reference to a subclause or paragraph is a reference to the subclause or paragraph in the clause in which the reference is made.

vii.       The recitals are correct and form part of this Agreement.

viii.       A reference to time is to time in California, USA.

ix.       A reference to a person includes a reference to an individual, a partnership, a company, a joint venture, government body, government department, and any other legal entity.\

x.       The words “includes”, “including” and similar expressions are not words of limitation.

MYFIZIQ EMPLOYMENT AGREEMENT

William, we look forward to your engagement with our Company at this very exciting stage.

Signed as an agreement.

Signed for and on behalf of the Company by its authorised representatives:

Vlado Bosanac
CEO and CO-Founder	Signature

Signed by:

William Bradford
Name of Employee	Signature

Name of Witness	Signature of Witness